May 29, 2014 08:00 ET

Air Industries Group Announces Registered Direct Offering of $10.53 Million

BAY SHORE, NY -- (Marketwired – May 29, 2014) – Air Industries Group (NYSE MKT: AIRI)

Air Industries Group (NYSE MKT: AIRI) (“Air Industries” or “the Company”), announced today that it has entered into definitive agreements with certain investors to sell an aggregate of 1,170,000 shares of its common stock in a registered direct offering for gross proceeds of approximately $10,530,000, before deducting placement agent fees and estimated offering expenses. The shares were sold at a price of $9.00 per share.

Taglich Brothers, Inc. acted as exclusive placement agent for the offering. National Securities Corporation acted the qualified independent underwriter for the offering.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, among other things, repayment of debt, the financing of possible acquisitions and working capital. The closing of this offering is expected to occur on or about June 3, 2014, subject to satisfaction of customary closing conditions.

The securities described above are being offered pursuant to the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-191748), which was declared effective by the Securities and Exchange Commission (“SEC”) on December 11, 2013, and may only be offered by means of a prospectus. When filed with the SEC, copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from the SEC’s website at http://www.sec.gov, or by request to Taglich Brothers, Inc. at 275 Madison Avenue, New York, New York 10016, by telephone at 212 661 6886.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Air Industries Group:

Air Industries Group is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries designs and manufactures flight critical products including flight safety parts, landing gear and components, arresting gear, flight controls, sheet metal fabrications and ground support equipment.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, its belief that the slowdown caused by the Sequester will reverse in the 2nd half of 2014, the ability to realize firm backlog and projected backlog, the satisfaction of customary closing conditions for the offering, closing of the registered direct offering and the use of anticipated proceeds, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

For additional information, please call
Air Industries Group
631.881.4913
ir@airindustriesgroup.com